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                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       of
                            VALLEY FORGE CORPORATION
                                       at
                              $19.00 NET PER SHARE
                                       by
                             KCI ACQUISITION CORP.
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF
                              KEY COMPONENTS, LLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
         CITY TIME, ON JANUARY 15, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                December 9, 1998

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated December 9, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), in connection with the offer by KCI Acquisition Corp., a Delaware corporation (the "Offeror") and a direct wholly-owned subsidiary of Key Components, LLC, a Delaware limited liability company (the "Parent"), to purchase all outstanding shares of Common Stock par value $.50 per share (the "Shares"), of Valley Forge Corporation, a Delaware corporation (the "Company"), at a purchase price of $19.00 per Share net to the seller in cash (the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The Offer Price is $19.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer for all outstanding Shares is being made pursuant to the Agreement and Plan of Merger, dated as of December 2, 1998, by and among the Parent, the Offeror and the Company (the "Merger Agreement").

    3. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 15, 1999, unless the Offer is extended.

    5. The Offer is being made for all Shares outstanding. The Offer is conditioned upon, among other things, (i) there being validly tendered by the Expiration Date (as defined in the Offer to Purchase) and not withdrawn at least 90% of the outstanding Shares (the "Minimum Condition"), (ii) the commitment letter from SG Cowen Securities Corporation and Societe Generale, dated December 2, 1998, not having
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been terminated and the conditions to borrowing thereunder having been satisfied or waived, and (iii) the satisfaction of certain other terms and conditions. In connection with the Merger Agreement, the Offeror has entered into six Stockholder Agreements, each dated as of December 2, 1998 (the "Stockholder Agreements"), with the stockholders identified therein (each, a "Stockholder" and collectively, the "Stockholders") beneficially owning an aggregate of 2,186,161 Shares representing approximately 53% of the outstanding Shares, on a fully diluted basis (the "Stockholders' Shares") pursuant to which the Stockholders have, among other things, agreed to tender into the Offer all of the Stockholders' Shares and not withdraw any of the Stockholders' Shares until the expiration of the Offer or the termination of the Merger Agreement. In addition, the Stockholders have agreed to appoint the Offeror as such Stockholders' proxy to vote such Stockholders' Shares on all matters in connection with the consummation of the transactions contemplated by the Merger Agreement. THE TENDER BY THE STOCKHOLDERS OF THE STOCKHOLDERS' SHARES ALONE WILL NOT CAUSE THE MINIMUM CONDITION TO BE SATISFIED. IN THE EVENT THE MINIMUM CONDITION IS NOT SATISFIED, THE PARENT, OFFEROR AND COMPANY ARE REQUIRED TO PROCEED WITH A LONG-FORM MERGER AT THE SAME PRICE PER SHARE AS THE OFFER PRICE AND THE STOCKHOLDERS' SHARES WILL ASSURE THE APPROVAL THEREOF.

    6. Except as set forth in Instruction 7 of the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 to the Letter of Transmittal).

    7. Notwithstanding any other provision of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares, or timely confirmation of a book-entry transfer of such shares into the Depositary's account at The Depositary Trust Company, pursuant to the procedures described in
Section 3--"Procedure for Tendering Shares" of the Offer to Purchase and (ii) the Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or confirmations for book-entry transfer of such Shares into the Depositary's account are actually received by the Depositary.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offeror is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law. If the Parent or the Offeror becomes aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law, the Parent or the Offeror will make a good faith effort to comply with any such law. If, after such good faith effort, the Parent or the Offeror cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by licensed brokers or dealers, the Offer shall be deemed to be made on behalf of the Parent or the Offeror by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                          OF VALLEY FORGE CORPORATION

    The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated December 9, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), in connection with the offer by KCI Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Key Components, LLC, a Delaware limited liability company, to purchase all outstanding shares of Common Stock, par value $.50 per share ("Shares"), of Valley Forge Corporation, a Delaware corporation, at a purchase price of $19.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                       Number of Shares to be Tendered(*)
                         ______ shares of Common Stock

Dated: ________________, 199_

                                      SIGN HERE

                                      __________________________________________

                                      __________________________________________
                                      Signature(s)

                                      __________________________________________

                                      __________________________________________

                                      Please Type or Print Name(s)

                                      __________________________________________

                                      __________________________________________

                                      Please Type or Print Address(es)
                                      __________________________________________

                                      Area Code and Telephone Number
                                      __________________________________________

                                      Taxpayer Identification or
                                      Social Security Number

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*  Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.

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